UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 7, 2012

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Switzerland	000-53604	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Dorfstrasse 19A Baar, Switzerland	6340
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 41 (41) 761-65-55

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Suite 3D Landmark Square 64 Earth Close P.O. Box 31327 Georgetown, Grand Cayman, Cayman Islands, BWI	KY-1 1206
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (345) 938-0293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This combined filing on Form 8-K is separately filed by Noble Corporation, a Swiss Corporation (“Noble-Swiss”), and Noble Corporation, a Cayman Island Company (“Noble-Cayman”). Information in this filing relating to Noble-Cayman is filed by Noble-Swiss and separately by Noble-Cayman on its own behalf. Noble-Cayman makes no representation as to information relating to Noble-Swiss (except as it may relate to Noble-Cayman) or any other affiliate or subsidiary of Noble-Swiss. This report should be read in its entirety as it pertains to each of Noble-Swiss and Noble-Cayman. Any reference in this filing to “Noble,” “Noble Corporation,” the “Company,” “we,” “us,” “our,” and words of similar meaning refer collectively to Noble-Swiss and its consolidated subsidiaries, including Noble-Cayman.

Item 8.01 Other Information.

Strategy Update

We have actively expanded our offshore drilling and deepwater capabilities in recent years through the construction and acquisition of new rigs. As part of this technical and operational enhancement, we plan to continue pursuing opportunities to upgrade our fleet to achieve greater technological capability, which should increase our operational efficiencies, particularly in our floater (semisubmersibles and drillships) and high-specification jackup rig fleet. Our business strategy also focuses on the active expansion of our worldwide deepwater capabilities through upgrades and modifications, acquisitions and divestitures of drilling units, as well as the deployment of our drilling assets in important oil and gas producing areas. For example, three of our dynamically positioned, ultra-deepwater, harsh environment drillships were recently delivered from the shipyard, two of which are scheduled to commence contracts during the first quarter of 2012 and one of which is scheduled to commence its contract in April 2012. We also have five dynamically positioned, ultra-deepwater, harsh environment drillships and six high-specification heavy duty, harsh environment jackup rigs under construction. Of these 14 rigs under construction or recently delivered, five of the drillships are contracted for five years or more, while the remaining nine rigs are not yet contracted.

As part of this process, we may dispose of some or all of our lower specification units and related assets and operations in one or more transactions. These dispositions may include sales of assets to third parties, a spin-off or other distribution or separation of assets. In analyzing any disposition, we will consider the strategic benefit to us of the potential transaction while seeking to secure what we consider appropriate value. To date, no potential disposition has provided the results we seek. The drilling market for lower specification units has recently improved, and we have experienced increased utilization and dayrates for these assets in certain areas. Thus, while we continue to evaluate disposition options, we believe these units should provide a positive contribution to our overall results under current market conditions. We can provide no assurance as to whether any disposition transaction will occur or what form it may take.

Statements regarding potential dispositions, drilling markets and performance of assets, as well as any other statements that are not historical facts in this Current Report, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to actions by third parties, market conditions, governmental actions, operating hazards and delays, risks associated with operations outside of the U.S., factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors that affect time in the shipyard, weather conditions, the future prices of oil and gas and other factors detailed in the Company’s most recent Form 10-K, Form 10-Q’s and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation, a Swiss corporation

Date: February 7, 2012	By:	/s/ James A. MacLennan
James A. MacLennan
Senior Vice President, Chief Financial Officer and Controller

Noble Corporation, a Cayman Islands company

	By:	/s/ Alan R. Hay
Alan R. Hay
Vice President and Secretary

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